As filed with the Securities and Exchange Commission on August 18, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	26-2940963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10900 Wilshire Blvd., Suite 600 Los Angeles, California 90024 (310) 388-6706 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2017 Equity Incentive Plan
 (Full title of the plan)

Robert Fried
Chief Executive Officer
10900 Wilshire Blvd., Suite 600
Los Angeles, California 90024
(310) 388-6706
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Thomas A. Coll Matthew T. Browne Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000	Kevin M. Farr Chief Financial Officer 10900 Wilshire Boulevard, Suite 600 Los Angeles, CA 90024 (310) 388-6706

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
2017 Equity Incentive Plan Common Stock, par value $0.001 per share	5,500,000	$4.84	$26,620,000	$3,455.28

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the ChromaDex Corporation 2017 Equity Incentive Plan, as amended (the “2017 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Represents shares that were added to the 2017 Plan pursuant to a share reserve increase approved by the Registrant’s stockholders on June 19, 2020.
(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on August 12, 2020, as reported on The Nasdaq Capital Market.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENTS ON FORM S-8

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same benefit plan are effective.  This Registration Statement on Form S-8 registers the offer and sale of an additional 5,500,000 shares of the Registrant’s common stock that were added to the ChromaDex Corporation 2017 Equity Incentive Plan, as amended (the “2017 Plan”), pursuant to a share reserve increase approved by the Registrant’s stockholders on June 19, 2020.  The Registrant previously registered shares of its common stock for issuance under the 2017 Plan on Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on October 31, 2017 (File No. 333-221247), March 23, 2018 (File No. 333-223889) and August 22, 2018 (File No. 333-226972) (the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements.

ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from, and filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-37752) filed with the SEC on March 15, 2018).

4.2
Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference from, and filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-53290) filed with the SEC on April 12, 2016).

4.3	Bylaws of the Registrant (incorporated by reference from, and filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 333-140056) filed with the SEC on June 24, 2008).
4.4
Amendment to Bylaws of the Registrant (incorporated by reference from, and filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37752) filed with the SEC on July 19, 2016).

4.5
Form of Stock Certificate representing shares of the Registrant’s Common Stock (incorporated by reference from, and filed as Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K (File No. 000-53290) filed with the SEC on April 3, 2009).

4.6
Investor’s Rights Agreement, effective as of December 31, 2005, by and between The University of Mississippi Research Foundation and the Registrant (incorporated by reference from, and filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 333-140056) filed with the SEC on June 24, 2008).

4.7
Tag-Along Agreement effective as of December 31, 2005, by and among the Registrant, Frank Louis Jaksch, Snr. & Maria Jaksch, Trustees of the Jaksch Family Trust, Margery Germain, Lauren Germain, Emily Germain, Lucie Germain, Frank Louis Jaksch, Jr., and the University of Mississippi Research Foundation (incorporated by reference from, and filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 333-140056) filed with the SEC on June 24, 2008).

4.8
Form of Stock Certificate representing shares of the Registrant’s Common Stock (new design effective as of January 1, 2016, incorporated by reference from and filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K (File No. 000-53290) filed with the SEC on March 17, 2016).

4.9
Form of Stock Certificate representing shares of ChromaDex Corporation Common Stock (new design effective as of December 10, 2018, incorporated by reference to Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 07, 2019).

4.10
Registration Rights Agreement, dated as of May 9, 2019, by and among the Registrant and the parties thereto (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 10, 2019).

4.11
Registration Rights Agreement, dated as of August 15, 2019, by and among the Registrant and the parties thereto (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 15, 2019).

4.12
Registration Rights Agreement, dated as of April 27, 2020, by and among the Registrant and the parties thereto (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 29, 2020).

5.1	Opinion of Cooley LLP.
23.1	Consent of Marcum LLP.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1
ChromaDex Corporation 2017 Equity Incentive Plan, as amended (incorporated by reference from, and filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37752) filed with the SEC on June 22, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 18, 2020.

CHROMADEX CORPORATION

By:	/s/ Robert Fried
Robert Fried
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Fried and Kevin M. Farr, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT FRIED Robert Fried	Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2020
/s/ KEVIN M. FARR Kevin M. Farr	Chief Financial Officer (Principal Financial and Accounting Officer)	August 18, 2020
/s/ FRANK L. JAKSCH JR. Frank L. Jaksch Jr.	Executive Chairman and Director	August 18, 2020
/s/ STEPHEN BLOCK Stephen Block	Director	August 18, 2020
/s/ JEFF BAXTER Jeff Baxter	Director	August 18, 2020
/s/ KURT GUSTAFSON Kurt Gustafson	Director	August 18, 2020
/s/ TONY LAU Tony Lau	Director	August 18, 2020
/s/ STEVEN RUBIN Steven Rubin	Director	August 18, 2020
/s/ WENDY YU Wendy Yu	Director	August 18, 2020